Exhibit 99.1

Zayo Group, LLC Reports Financial Results for the Second Fiscal Quarter Ended December 31, 2012

Second fiscal quarter Adjusted EBITDA of $137.3 million on revenue of $243.5 million, representing $549.2 million and $974.0 million of annualized Adjusted EBITDA and revenue, respectively.

Net loss for the second fiscal quarter of $(20.0) million.

LOUISVILLE, Colo., February 8, 2013 – Zayo Group, LLC (“Zayo Group” or “the Company”), a leading provider of Bandwidth Infrastructure and network-neutral colocation and interconnection services, announced results for the three months ended December 31, 2012.

The Company has experienced sequential quarter revenue and Adjusted EBITDA growth since inception. Second quarter growth was a function of both organic growth and acquisition-related growth, resulting primarily from the recent acquisitions of FiberGate, USCarrier and First Telecom Services.

During the three months ended December 31, 2012, the Company made net capital expenditures of $58.9 million, which included adding 436 buildings to the network.

Financial Highlights

FY 2013 Q2 compared to FY 2013 Q1

•	Zayo Group generated quarterly revenue of $243.5 million; a $13.8 million sequential quarter increase.

•	Adjusted EBITDA for the quarter was $137.3 million, which was $14.7 million higher than the prior quarter.

•	Loss from continuing operations of $20.0 million for the quarter was $33.4 million lower than the $53.4 million net loss for the previous quarter.

FY 2013 Q2 compared to FY 2012 Q2

•	Quarterly revenue and Adjusted EBITDA increased by $154.5 million and $92.2 million, respectively, over the second quarter of fiscal year 2012.

•	Quarterly loss from continuing operations increased by $18.9 million over the first quarter of fiscal year 2012.

Recent Developments

Acquisitions closed during FY 2013 Q2

USCarrier

In connection with the Company’s acquisition of American Fiber Systems on October 1, 2010, the Company acquired an ownership interest in USCarrier. As of June 30, 2012, the Company’s ownership in USCarrier was comprised of 55% of the outstanding Class A membership units and 34% of the outstanding Class B membership units. On October 1, 2012, the Company acquired the remaining equity interests in USCarrier not previously owned for total consideration of $15.9 million, subject to certain post-closing adjustments. Beginning October 1, 2012, the Company began to recognize 100% of the results of USCarrier in its consolidated statement of operations. The acquisition was funded with cash on hand.

The USCarrier business operates a 3,700 route mile regional fiber network that connects major markets such as Atlanta, Jacksonville, Tallahassee, Nashville and Chattanooga along with 40 smaller cities throughout the Southeast region of the United States.

First Telecom Services

On December 14, 2012, the Company acquired 100% of the equity interest in First Telecom Services, an Ohio limited liability company, for total consideration of $110.4 million, subject to certain post-closing adjustments. The First Telecom Services business operates an 8,000 route mile regional fiber network that connects markets throughout the Northeastern and Midwestern United States. First Telecom Services provided dark fiber and wavelength services primarily to wireline and wireless carrier customers. The acquisition was funded with cash on hand.

Litecast

On December 31, 2012, the Company acquired 100% of the equity interest in Litecast, a provider of metro Bandwidth Infrastructure services in Baltimore, Maryland, for total consideration of $22.2 million, subject to certain post-closing adjustments. The acquisition was paid with cash on hand.

Litecast owns and operates a Baltimore metropolitan fiber network, connecting over 110 on-net buildings, including the city’s major data centers and carrier hotel facilities. Litecast is focused on providing dark fiber and Ethernet-based services to a concentrated set of Baltimore enterprise and government customers, particularly within the healthcare and education segments.

Refinancing of Term Loan

On October 5, 2012, the Company amended the terms of its credit facilities. Among other changes, the interest rate was reduced by 187.5 basis points on both of the Company’s $1,620.0 million term loan and $225.0 million revolving credit facility. On October 5, 2012, the effective rate on the Company’s floating rate term loan was 5.25%. The Company paid a $16.2 million early call premium during the second quarter of Fiscal 2013 in order to consummate the amendment.

Second Fiscal Quarter Financial Results

Three Months Ended December 31, 2012 and September 30, 2012

Figure 1.0

	Three months ended
Zayo Group Summary Results	December 31,	September 30,
($ in millions)	2012	2012
Revenue	$243.5	$229.7
Annualized revenue growth	24%
Gross profit	208.6	197.0
Gross profit %	86%	86%
Operating income	44.1	46.2
Loss from continuing operations before taxes	(14.0)	(80.7)
Provision/(benefit) for income taxes	6.0	(27.3)

Loss from continuing operations	($20.0)	($53.4)

Adjusted EBITDA from continuing operations	$137.3	$122.6
Purchases of property and equipment	58.9	66.7

Unlevered free cash flow	$78.4	$55.9

Annualized EBITDA growth	42%
Adjusted EBITDA margin	56%	53%

Contributing to the sequential quarterly revenue increase of $13.8 million were the acquisitions of FiberGate, US Carrier and First Telecom Services. Also contributing to the revenue growth was positive net installations during the quarter. The Company generated additional monthly revenue of $4.7 million associated with gross installations accepted during the quarter ended December 31, 2012. This increase in revenue related to organic growth was partially offset by total customer churn of $3.3 million in monthly revenue during the quarter. Also contributing to the revenue growth was an increase of $2.2 million to other revenue recognized during the quarter ended December 31, 2012 as compared to the quarter ended September 30, 2012. Other revenue recognized during the quarter ended December 31, 2012 primarily related to construction services and early termination charges.

Sequential quarter Adjusted EBITDA growth of $14.7 million was driven by revenue growth (both organic and acquisition related) and the realization of cost savings associated with the AboveNet acquisition.

Loss from continuing operations decreased by $33.4 million in the quarter ended December 31, 2012 as compared to the previous quarter. The decrease in the loss is attributed to the aforementioned growth and cost savings. Additionally, a $65.0 million loss on extinguishment of debt was recognized in the first quarter of Fiscal 2013 as compared to a loss on extinguishment of debt of $5.7 million recognized in the second quarter of Fiscal 2013. Also contributing to the decrease in loss was a reduction in transaction costs (costs incurred as a result of acquiring companies) of $9.7 million and a reduction to interest expense of $9.9 million resulting from the Company’s October 2012 debt refinancing. Transaction costs represent expenses which are directly related to the Company’s acquisitions. Partially offsetting the quarter-over-quarter decreases to loss from continuing operations were a $23.0 million increase in non-cash stock-based compensation and a $33.3 million increase in the Company’s provision for income taxes during the current quarter.

Three Months Ended December 31, 2012 and December 31, 2011

Figure 1.1

	Three months ended
Zayo Group Summary Results	December 31,	December 31,
($ in millions)	2012	2011
Revenue	$243.5	$89.0
Revenue growth	174%
Gross profit	208.6	69.7
Gross profit %	86%	78%
Operating income	44.1	13.4
(Loss)/earnings from continuing operations before taxes	(14.0)	1.9
Provision for income taxes	6.0	3.0

(Loss)/earnings from continuing operations	($20.0)	($1.1)

Adjusted EBITDA	$137.3	$45.1
Purchases of property and equipment	58.9	31.4

Unlevered free cash flow	$78.4	$13.7

EBITDA growth	204%
Adjusted EBITDA margin	56%	51%

Revenue increased $154.5 million over the second quarter of fiscal year 2012 principally as a result of our Fiscal 2012 and Fiscal 2013 acquisitions. The remaining increase in revenue recognized during the three months ended December 31, 2012 as compared to the three months ended December 31, 2011 was a result of organic growth. Since December 31, 2011, the company has received acceptance on gross installations that have resulted in additional monthly revenue of $12.5 million as of December 31, 2012 as compared to December 31, 2011. This increase in revenue related to our organic growth is partially offset by total customer churn of $9.3 million in monthly revenue since December 31, 2011.

Gross profit increased $138.9 million, principally as a result of our Fiscal 2012 and 2013 acquisitions. The gross profit percentage increase by nine percentage points primarily as a result of gross installed revenues having a lower component of associated operating costs than the prior period’s installed revenue base due to a higher percentage of our newly installed revenue being supported by our owned infrastructure assets (i.e. on-net). The gross profit percentage also benefited from a higher percentage of acquired revenue being on-net and from synergies realized related to our Fiscal 2012 and 2013 acquisitions.

Adjusted EBITDA increased $92.2 million as compared to the second quarter of fiscal year 2012, due to the Adjusted EBITDA contribution from our Fiscal 2012 and 2013 acquisitions, synergies realized from those acquisitions, and organic revenue growth.

Conference Call

Zayo Group will hold a conference call to report fiscal year second quarter 2013 results at 11:00 a.m. EST, February 8, 2013. The dial in number for the call is (800) 773-0519. A live webcast of the call can be found in the Investor Relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/r/br0gy9s9ytb1. During the call the company will review an earnings supplement presentation that summarizes the financial results of the quarter, which can be found at http://www.zayo.com/financial-earnings-release.

About Zayo Group

Based in Louisville, Colorado, privately owned Zayo Group (www.zayo.com) is a provider of fiber-based Bandwidth Infrastructure and network-neutral colocation and interconnection services. Zayo Group is organized into autonomous operating segments supporting customers who require lit and dark fiber services and carrier-neutral colocation. Zayo Group’s business units provide these services over international, national, regional, metro and fiber-to-the-tower networks.

Forward Looking Statements

Information contained or incorporated by reference in this earnings release, in other SEC filings by the Company, in press releases and in presentations by the Company or its management that are not historical by nature constitute “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including its ability to integrate acquired companies assets. Specifically, there is risk associated with the Company’s acquisitions of AboveNet, Fibergate, USCarrier, First Telecom and Litecast and the benefits thereof, including financial and operating results and synergy benefits that may be realized from the acquisitions and the timeframe for realizing those benefits. Other factors and risks that may affect the Company’s business and future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described under “Risk Factors” within the Company’s Annual Report on Form 10-K. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, except as required by law.

This earnings release should be read together with the Company’s unaudited condensed consolidated financial statements and notes thereto for the three months ended December 31, 2012 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 8, 2013 and the audited consolidated financial statements and notes thereto for the year ended June 30, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on September 14, 2012.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.

“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude transaction costs, stock-based compensation, and certain non-cash or non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance, and these financial measures are among the primary measures used by management for planning and forecasting future periods. The Company further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate Adjusted EBITDA in the same fashion.

Because the Company has acquired numerous entities since inception and incurred transaction costs in connection with each acquisition, has borrowed money in order to finance operations, has used capital and intangible assets in the business, and because the payment of income taxes is necessary if taxable income is generated, any measure that excludes these items has material limitations. As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of the business or as measures of liquidity.

In addition to Adjusted EBITDA, management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance, rather than cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations.

Gross profit, defined as revenue less operating costs, excluding depreciation and amortization, is used by management to assess profitability prior to selling, general and administrative expenses, stock-based compensation and depreciation and amortization.

Consolidated Financial Information

Zayo Group

Consolidated Statements of Operations

Unaudited

Figure 1.2

	Three months ended		Six months ended
Consolidated Statement of Operations	December 31,		December 31,
($ in thousands)	2012	2011	2012	2011
Revenue	$243,504	$88,974	$473,198	$167,417

Operating costs and expenses
Operating costs, excluding depreciation and amortization	34,888	19,275	67,605	37,425
Selling, general and administrative expenses	73,048	26,059	158,842	48,655
Stock-based compensation	33,445	10,372	43,926	14,077
Depreciation and amortization	57,978	19,820	112,478	36,882

Total operating costs and expenses	199,359	75,526	382,851	137,039

Operating income	44,145	13,448	90,347	30,378

Other expenses
Interest expense	(52,635)	(11,504)	(115,189)	(20,672)
Loss on extinguishment of debt	(5,707)	—	(70,682)	—
Other income/(expense), net	224	(19)	809	(29)

Total other expense, net	(58,118)	(11,523)	(185,062)	(20,701)

(Loss)/earnings from continuing operations before provision for income taxes	(13,973)	1,925	(94,715)	9,677

Provision/(benefit) for income taxes	6,025	2,994	(21,295)	7,598

(Loss)/earnings from continuing operations	(19,998)	(1,069)	(73,420)	2,079
Earnings from discontinued operations, net of income taxes	—	—	1,808	—

Net (loss)/earnings	$(19,998)	$(1,069)	$(71,612)	$2,079

Zayo Group

Consolidated Balance Sheets

Figure 1.3

Consolidated Balance Sheet	December 31,	June 30,
($ in thousands)	2012	2012
Assets
Current assets
Cash and cash equivalents	$97,614	$150,693
Trade receivables, net	84,579	31,703
Due from related-parties	10,560	231
Prepaid expenses	13,295	7,099
Deferred income taxes, net	25,031	6,018
Restricted cash	—	22,417
Other assets	5,181	4,429

Total current assets	236,260	222,590

Property and equipment, net	1,657,791	754,738
Intangible assets, net	609,435	128,705
Goodwill	1,373,733	193,331
Debt issuance costs, net	91,638	19,706
Investment in USCarrier	—	12,827
Deferred income taxes, net	95,123	30,687
Other assets	26,023	9,070

Total assets	$4,090,003	$1,371,654

Liabilities and member’s equity
Current liabilities
Current portion of term loan	$16,200	$4,440
Accounts payable	31,005	16,180
Accrued interest	55,569	10,863
Other accrued liabilities	140,679	45,385
Capital lease obligations, current	4,380	1,148
Deferred revenue, current	44,585	22,940

Total current liabilities	292,418	100,956

Long-term debt, non-current	2,819,525	685,281
Capital lease obligation, non-current	3,610	10,470
Deferred revenue, non-current	247,681	146,663
Stock-based compensation liability	97,866	54,367
Other long-term liabilities	15,029	8,068

Total liabilities	3,476,129	1,005,805

Member’s equity
Member’s interest	704,120	388,867
Accumulated other comprehensive income	4,384	—
Accumulated deficit	(94,630)	(23,018)

Total member’s equity	613,874	365,849

Total liabilities and member’s equity	$4,090,003	$1,371,654

Zayo Group

Consolidated Statements of Cash Flows

Figure 1.4

	Six months ended
Consolidated Statements of Cash Flows	December 31,
($ in thousands)	2012	2011
Cash flows from operating activities
Net (loss)/earnings	$(71,612)	$2,079
Earnings from discontinued operations	1,808	—

(Loss)/earnings from continuing operations	(73,420)	2,079
Adjustments to reconcile net (loss)/earnings to net cash provided by
Depreciation and amortization	112,478	36,882
Loss on extinguishment of debt	70,682	—
Non-cash interest expense	13,973	1,564
Stock-based compensation	43,926	14,077
Amortization of deferred revenues	(15,947)	(5,688)
Additions to deferred revenue	23,336	24,373
Provision for bad debts	1,385	314
Deferred income taxes	(22,072)	6,631
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	(22,111)	(2,773)
Prepaid expenses	12,000	441
Other assets	(7,702)	(166)
Accounts payable and accrued liabilities	50,260	(19,431)
Payables to related parties, net	(3,660)	(925)
Other liabilities	2,280	(69)

Net cash provided by operating activities of continued operations	185,408	57,309

Cash flows from investing activities
Purchases of property and equipment	(132,459)	(62,817)
Broadband stimulus grants received	6,894	2,798
Acquisition of Abovenet, Inc., net of cash acquired	(2,212,492)	—
Acquisition of FiberGate, net of cash acquired	(118,335)	—
Acquisition of USCarrier Telecom, LLC, net of cash acquired	(15,949)	—
Acquisition of First Telecom Services, LLC, net of cash acquired	(110,420)	—
Acquisition of Litecast/Balticore, LLC, net of cash acquired	(22,177)	—
Acquisition of 360networks Holdings (USA) inc., net of cash acquired	—	(318,042)
Arialink, purchase consideration returned	797	—
Acquisition of Marquis Holdings, LLC, net of cash acquired	1,875	(15,456)
Mercury Marquis Holdings, LLC purchase price returned		—
Principal payment received on related party loans	3,000	—

Net cash used in investing activities of continued operations	(2,599,266)	(393,517)

Cash flows from financing activities
Equity contributions	341,483	100
Return of capital	—	(46)
Principal repayments on capital lease obligations	(581)	(497)
Principal payments on long-term debt	(886,846)	—
Payment of early redemption fees on debt extinguished	(55,997)	—
Proceeds from is suance of long-term debt	3,024,417	335,550
Debt issuance costs	(83,404)	(9,022)
Advance from Communications Infrastructure Investments, LLC	—	10,951
Change in restricted cash, net	22,412	(361)
Cash contributed to ZPS (Note 3)	(7,218)	—

Net cash provided by financing activities of continued operations	2,354,266	336,675

Cash flows from continuing operations	(59,592)	467

Cash flows from discontinued operations
Operating activities	3,914	—
Investing activities	2,424	—

Cash flows from discontinued operations	$6,338	$—

Effect of changes in foreign exchange rates on cash	175	—

Net (decrease)/increase in cash and cash equivalents	(53,079)	467

Cash and cash equivalents, beginning of period	150,693	25,394

Cash and cash equivalents, end of period	$97,614	$25,861

Zayo Group

Reconciliation of Non-GAAP Financial Measures

Figure 1.5

	Three months ended			Six months ended
Adjusted EBITDA and Cash Flow Reconciliation	December 31,	September 30,	December 31,	December 31,	December 31,
($ in millions)	2012	2012	2011	2012	2011
Net earnings/(loss)	($20.0)	($51.6)	($1.1)	($71.6)	$2.1
Earnings from discontinued operations, net of taxes	—	(1.8)	—	(1.8)	—
Interest expense	52.6	62.5	11.5	115.1	20.7
(Benefit)/provision for income taxes	6.0	(27.3)	3.0	(21.3)	7.6
Depreciation and amortization expense	58.0	54.5	19.8	112.5	36.9
Transaction costs	1.6	11.4	1.5	13.0	1.8
Stock-based compensation	33.4	10.5	10.4	43.9	14.1
Loss on extinguishment of debt	5.7	65.0	—	70.7	—
Foreign currency gain on intercompany loans	(0.1)	(0.6)	—	(0.7)	—

Adjusted EBITDA	$137.3	$122.6	$45.1	$259.8	$83.1
Purchases of property and equipment	58.9	66.7	31.4	125.6	60.0

Unlevered Free Cash Flow, as defined	$78.4	$55.9	$13.7	$134.2	$23.1

Investor Relations:

(877) 437-5046

ir@zayo.com